HOUSEHOLD INTERNATIONAL
             1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
                         (as amended March 12, 2002)


1.  Purpose

         The purpose of the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "Plan") is to further the long-term growth of Household International, Inc. and its subsidiaries ("Household") by strengthening the ability of Household to attract and retain employees of outstanding ability, to provide an effective means for employees to acquire and maintain ownership of Household Common Stock, to motivate such employees to achieve long-range performance goals and objectives, and to provide incentive compensation opportunities competitive with those of other major corporations. Household senior executives, in particular, are charged with enhancing shareholder value and except under extraordinary circumstances, will only receive options under this Plan. The options, if granted, to Household senior executives will comprise a significant portion of their total annual compensation. In addition, the Plan provides for the issuance of options to purchase Household Common Stock to non-employee Directors of Household in order to facilitate ownership of Household Common Stock by Directors and to more fully align the interests of Household's Directors with that of its Common stockholders.

2.  Administration

         The Plan shall be administered by the Compensation Committee of Household's Board of Directors (the "Committee"), a committee of the Board appointed from time to time by the Board consisting solely of two or more non-employee directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and a "disinterested person" as defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan and the Board of Directors, including, to the extent permissible under the terms of the Plan, the power to interpret the Plan and any agreements executed thereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of any agreement relating to awards granted pursuant to the Plan, and to make all other determinations necessary or advisable for administering the Plan. Except as required by Rule 16b-3 (or any successor Rule thereto) with respect to grants of awards to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any officer of Household. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other person to whom the Committee has delegated authority pursuant to the provisions hereof, shall be final and binding on all persons.

3.  Grant of Awards; Shares Subject to Plan

         (a) The Committee may grant any type of award permitted under the terms of the Plan to employees (all such awards in the aggregate being hereinafter referred to as "Awards"). Employees of Household and its subsidiaries may be selected by the Committee for Awards under the Plan. In addition, non-employee Directors of Household will receive options pursuant to the provisions of
Section 6.

         (b) The number of shares of Common Stock of Household that may be issued under the Plan is equal to the sum of the number of shares remaining available under the Household International Long-Term Executive Incentive Compensation Plan (the "1984 Plan") plus 24,000,000, all of which shares may be made subject to options. The shares issued pursuant to an Award may consist of authorized and unissued shares of Household's Common Stock, Common Stock held in Household's treasury or Common Stock purchased on the open market. If any Award granted under the Plan or the 1984 Plan shall terminate or lapse for any reason, any shares of Common Stock subject to such Award shall again be available for grant under the Plan. The maximum number of shares or share equivalents that may be granted through an Award to any one participant in one year is 1,200,000 shares.

         (c) In the event of corporate changes affecting Household's Common Stock, this Plan or Awards granted to employees and options granted to non-employee Directors hereunder (including, without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, or other relevant changes in capitalization), appropriate adjustments in price, number and kind of shares of Common Stock or other consideration subject to such Awards or in the terms of such Awards, shall be made so as to prevent dilution or enlargement of rights under the Awards. In addition, the aggregate number or remaining number or kind of shares which may be issued under the Plan will be adjusted to equitably reflect any such corporate changes.

         (d) The Committee may, in its discretion and subject to such rules as it may adopt, permit an employee to satisfy, in whole or in part, withholding tax obligations incurred in connection with Awards: (i) by electing to have Household withhold shares of Household Common Stock (otherwise deliverable to the employee in connection with an Award) in payment for the minimum required withholding tax obligation of Household, or (ii) by delivering shares of Household Common Stock owned by such employee in payment for a withholding tax obligation, or (iii) by obtaining an extension of credit from Household in payment for the withholding tax obligation. Any shares of Common Stock delivered by an employee in full or partial payment of withholding tax obligations must have been held by such employee at least six months prior to the date such shares are delivered in payment.

         (e) The Committee may provide that any Award to employees under the Plan earn dividend equivalents. Such dividend equivalents may be paid currently or may be credited to a participant's account, including during any deferral period. Any crediting of dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. However, the payment of dividend equivalents will not be conditioned upon the employee exercising an option.

         (f) Except as may be provided in the agreement for any specific employee Award or otherwise limited in this Plan, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award to an employee.

         (g) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to employees who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan and (ii) grant Awards to such employees in accordance with those rules.

         (h) The Committee may, in its discretion and subject to such rules as it may adopt, authorize an extension of credit from Household to an employee holding an award granted under this Plan (including an employee who is an officer or director of Household) to assist the employee in settling withholding tax obligations on Awards. Household may extend or guarantee loans under this provision. Except for existing variable rate loans referred to below, loans will not be made under this provision to assist the employee in paying the exercise price for stock options. Loans extended under the Plan will bear interest, compounded semiannually, at the applicable rate in effect under Section 1274 (d) of the Internal Revenue Code (the "Applicable Federal Rate") on the day the loan is made. The Committee may, in its discretion, permit employees with existing variable rate loans made under the Plan, to convert said loans to fixed rate loans which will bear interest, compounded semiannually, at the Applicable Federal Rate in effect on the day the loan is converted; provided, however, that the fixed interest rate will not be set below the rate required to avoid creation of cancellation of indebtedness income for Federal income tax purposes. Payment terms will be established by the Committee and may or may not require periodic payments of interest and/or principal. The term of loans will be established by the Committee, as well as provisions governing the acceleration of maturity upon termination of employment or default. Loans financed or guaranteed by Household will be secured by retention of the issued stock certificates by Household and execution of an agreement with respect to such shares. To the extent necessary to satisfy the provisions of Regulation G or another similar regulatory restriction, other security may be required by the Committee.

4.  Employee Options

         (a) The Committee may grant to employees any type of statutory or non-statutory option to purchase shares of Household Common Stock as is permitted by law at the time the option is granted. The term of the initial grant of each option shall not be more than ten years and one day from the date of grant and may be exercised at the rate set by the Committee or as stated herein; provided, however, that no option shall be exercised less than one year from the date of grant, except as provided herein. The Committee may, in its discretion, extend the expiration date of certain outstanding employee options, provided no expiration date of any option may exceed fifteen years from the date of the grant of that option.

         (b) The per share purchase price of Household Common Stock which may be acquired pursuant to an employee option shall be at least 100% of the fair market value of one share of Common Stock of Household on the date on which the option is granted. Within this limitation, such price shall be determined by the Committee.

         (c) Payment for shares purchased upon the exercise of an employee option shall be made in cash or, in the discretion of the Committee, in shares of Common Stock of Household valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock surrendered by an employee in full or partial payment of the exercise price of an option must have been held by such employee at least six months prior to the date such shares are surrendered in payment.

5.  Transfer of Employee Options; Exercise of Employee Options
    Following Termination of Employment

         (a) Options may be exercised only by the employee and shall not be transferable other than by will or the laws of descent and distribution. These restrictions on transferability shall not apply to the extent (i) such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 of the Exchange Act, or any successor Rule, (ii) the Committee has established rules concerning the transferability of employee options and (iii) the agreement relating to an Award so specifies or the holder has received notice from the Office of the Secretary of Household that such restrictions are no longer applicable. Subject to Section 5(b) hereof, if the holder of an option shall cease to be an employee of Household or a subsidiary, and unless otherwise provided by the Committee, all rights under such option shall immediately terminate, except:

                  (i) in the event of termination of employment of a holder who is retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within five years of the date of termination of employment or as otherwise provided in the agreement for the Award;

                  (ii) in the event of termination of employment due to permanent and total disability, and the holder is not retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within twelve months following the date of such termination of employment or as otherwise provided in the agreement for the Award;

                  (iii) in the event of death during employment, the option may be exercised by the executor, administrator, or other personal representative of the holder within five years succeeding death if such holder was retirement-eligible under the terms of a pension plan of Household or a subsidiary, or twelve months if such holder was not retirement-eligible under the terms of a pension plan of Household or a subsidiary or as otherwise provided in the agreement for the Award;

                  (iv) except in the event an employee is terminated for cause, following termination of employment other than as set forth in subsections (i), (ii) or (iii) above, the option may be exercised within three months following the date of termination, or prior to the expiration of the option, whichever period is shorter; or

                  (v) in the event of the death of a holder of an option following termination of employment, the option may be exercised by the executor, administrator, or other personal representative of the holder, notwithstanding the time period specified in (i), (ii), (iii) or (iv) above, within a) twelve months following death or b) the remainder of the period in which the holder was entitled to exercise the option, whichever period is longer.

         If, prior to a Change in Control, the Committee determines that the termination is for cause, the option will not under any circumstances be exercisable following termination of employment. Notwithstanding the foregoing, in the case where the employee is a party to an employment, termination protection or similar agreement with Household or a subsidiary which is in effect at the time of termination of employment that defines "cause" (or words of similar import), the Committee shall not determine such termination of employment to be for "cause" unless a "cause" termination would be permitted under such agreement at that time.

         (b) Notwithstanding anything in the Plan or an Award agreement to the contrary, (i) if a holder's employment is terminated for any reason (including for cause), following a Change in Control, each option held by such holder as of the date of such Change in Control that was granted under the Plan prior to the date of such Change in Control may be exercised until the expiration of the original full term of the option, and (ii) if a holder's employment is terminated under the circumstances described in Section 11(b) hereof, each option held by such holder as of the date of any such termination that was granted under the Plan following the date of such Change in Control may be exercised until the expiration of the original full term of the option.

         (c) An option may not be exercised pursuant to this Section after the expiration of the term of such option and may be exercised only to the extent that the holder was entitled to exercise such option on the date of termination of employment.

6.  Non-Employee Director Options

         (a) Each non-employee Director of Household will be granted an option for 10,000 shares of Household Common Stock annually on the same date grants are made to employees. In addition, in lieu of cash compensation, non-employee Directors may choose to receive a number of stock options equivalent to 10% of the annual cash compensation they choose to receive in stock options. The Committee will have no discretion to select which non-employee Directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee Directors. All options granted to non-employee Directors will be non-qualified stock options.

         (b) The per share purchase price of Common Stock which may be acquired pursuant to a non-employee Director option shall be 100% of the fair market value of one share of Common Stock on the date the option is granted. For purposes of establishing the fair market value of Household's Common Stock on any day under Section 6 of this Plan, such value shall be the average of the highest and lowest sales prices per share of the Common Stock for such date. However, if the Stock Exchange is not open for trading on a given day, the fair market value will be the average of the highest and lowest sales prices per share on the next succeeding business day.

         (c) Subject to Section 11 of this Plan, each option granted to a non-employee Director vests and shall be fully exercisable beginning six months from the date the option was granted. Each such option expires ten years and one day from the date of the grant. However, if a non-employee Director ceases to be a Director of Household, outstanding vested options are exercisable as follows:

                  (i) in the event service on the Board of Directors terminates due to permanent and total disability, outstanding options may be exercised within twelve months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter;

                  (ii) in the event of death of a non-employee Director whether during service as a Director of Household or after ceasing such service, outstanding options may be exercised by the executor, administrator, or other personal representative of such Director within twelve months after the death of the Director or prior to the expiration of the outstanding options, whichever period is longer;

                  (iii) in the event a non-employee Director's service on the Board of Directors terminates because such Director has reached the mandatory retirement age of 70 (or age 72 if a Director was serving on the Board as of January 1, 1989) or if a non-employee Director retires from the Board prior to reaching the mandatory retirement age but after having served on the Board of Directors continuously for at least fifteen years, outstanding options may be exercised at any time prior to the expiration of the outstanding options;

                  (iv) notwithstanding anything in the Plan or an Award agreement to the contrary, in the event service on the Board of Directors terminates for any reason following a Change in Control, outstanding options may be exercised until the expiration of the original full term of the option; and

                  (v) in the event service on the Board of Directors terminates other than as set forth in subsections (i), (ii), (iii) or (iv) above, outstanding options may be exercised within three months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter.

         (d) Payment for shares purchased upon exercise of a non-employee Director option shall be made in cash, in shares of Household Common Stock valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock delivered in full or partial payment of the exercise price of an option must have been held by such Director at least six months prior to the date such shares are delivered in payment.

         A non-employee Director may also satisfy, in whole or in part, income tax obligations incurred in connection with the exercise of an option by (i) electing to have Household withhold shares of Common Stock (otherwise deliverable to the Director in connection with the exercise of an option) in payment for such income tax obligation or (ii) by delivering shares of Household Common Stock owned by such Director in payment for such income tax obligation. Any shares of Common Stock delivered in full or partial payment of income tax obligations must have been held by such Director at least six months prior to the date such shares are delivered.

         (e) Non-employee Director options are not transferable other than by will and the laws of descent and distribution.

7.  Restricted Stock Rights

         (a) Upon such terms as it deems appropriate, the Committee from time to time may grant Restricted Stock Rights ("RSRs") to any employee selected by the Committee, which entitle such employee to receive a stated number of shares of Common Stock of Household. The RSRs are subject to forfeiture if the employee fails to remain continuously employed by Household or any subsidiary for the period(s) stipulated by the Committee (each, a "Restricted Period").

         (b) RSRs shall be subject to the following restrictions and limitations: (i) the RSRs may not be transferred except by will or the laws of descent and distribution; and (ii) except as otherwise provided in Paragraphs
(d) and (e) of this Section 7, an RSR and the shares subject to an RSR shall be forfeited and all rights of a holder of an RSR shall terminate without any payment of consideration by Household if such employee fails to remain continuously employed by Household or any subsidiary for the Restricted Period. A holder of an RSR shall remain continuously employed if such holder leaves the employ of Household or any subsidiary for immediate reemployment with Household or any subsidiary.

         (c) Other than as may be specified pursuant to Section 3(e), the holder of an RSR shall not be entitled to any of the rights of a holder of the Common Stock with respect to the shares subject to such RSR prior to the issuance of such shares pursuant to the Plan.

         (d) The Committee in its sole discretion may accelerate the payment of Household Common Stock under an RSR prior to the termination of the Restricted Period if the holder of an RSR has achieved certain performance levels established by the Committee at the time an RSR is granted. The Committee in its sole judgment may revise such performance levels as it deems appropriate to reflect significant, unforeseen events or changes.

         (e) In the event that the employment of a holder of an RSR terminates by reason of death or permanent and total disability, such holder shall be entitled to receive, without restriction or limitation, the number of shares subject to the RSR multiplied by a fraction (x) the numerator of which shall be the number of full months between the date of grant of each such RSR and the date of such termination of employment, and (y) the denominator of which shall be the number of full months in the respective Restricted Period; provided, however, no fractional share shall be awarded. Subject to Section 11(b), a holder of an RSR whose employment terminates for reasons other than those listed in this paragraph will forfeit all rights under any outstanding RSR. This automatic forfeiture may be waived in whole or in part by the Committee in its sole discretion.

         (f) When a holder shall be entitled to receive shares pursuant to an RSR, Household shall issue the appropriate number of shares registered in the name of the holder.

8.  Other Stock-Based Awards

         The Committee may make awards of unrestricted shares of Household Common Stock to eligible employees in recognition of outstanding achievements.

9.  Forfeiture

         If it is determined that an employee or former employee, while employed by Household or any subsidiary or otherwise associated with Household or any subsidiary as a consultant, advisor or in another similar capacity, engaged at any time in any activity in competition with any activity of Household or any subsidiary or inimical, contrary or harmful to the interests of Household or any subsidiary including, but not limited to: (i) conduct related to the participant's position for which either criminal or civil penalties against the participant may be sought, (ii) violation of Household policies, notwithstanding Household's decision or inability to, or not to, terminate the participant for such violation, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of Household or any subsidiary, including employing or recruiting any present employee of Household or any subsidiary for such competitor, (iv) disclosing or misusing any confidential information or material concerning Household or any subsidiary, or (v) participating in a hostile takeover attempt of Household, then the Committee, in its sole discretion, may cancel any unexpired or unpaid Award at any time. Notwithstanding anything contained in the Plan or an Award agreement to the contrary, upon and following a Change in Control, the forfeiture provisions described in this Section 9 and any similar forfeiture provisions contained in an Award agreement shall be of no further force and effect and shall be deemed null and void for all purposes of all Awards granted under this Plan.

10.  Amendment and Termination of the Plan

         This Plan will expire on May 8, 2006. However, the Board of Directors may terminate the Plan at any time except as provided in Section 11(d), but such termination shall not affect Awards previously granted under the Plan. During the Plan term, the Committee may amend the Plan or any Award granted to an employee under the Plan at any time, except (i) the Plan may not be amended or terminated in the circumstances set forth in Section 11(d), (ii) the Committee may not, without shareholder approval, and except as permitted by Section 3(c), increase the number of shares of Common Stock of Household which may be issued pursuant to the Plan, change the purchase price of an Option, and (iii) the Committee may not make any other amendment to the Plan which is required by law to be approved by the shareholders of Household.

         Notwithstanding the preceding paragraph, the provisions of Section 6 of the Plan relating to non-employee Directors may not be amended more than once every six months, except to comply with changes to the Code or the rules and regulations thereunder.

11.  Change in Control

         (a) In order to protect participants in the Plan who have outstanding Awards in the event there is a "Change in Control" (as defined below), notwithstanding anything to the contrary contained in the Plan or any Award agreement, (i) all Awards outstanding under the Plan as of the date of such Change in Control, including options granted to non-employee Directors and the RSR Awards granted on May 10, 2000, will immediately vest in full and any Restricted Period with respect thereto shall lapse, such Awards shall become exercisable or payable in full, notwithstanding any minimum holding period set forth in the Plan or an Award agreement, and all Awards that are options shall be exercisable in accordance with Section 5(b)(i), (ii) Household shall require that this Plan, and the Awards issued hereunder, including options granted to non-employee Directors, be assumed by the entity causing the Change in Control or the public company parent thereof (the "Acquiror") and, if appropriate, new rights of equal value with substantially similar terms be substituted for such Awards by the Acquiror, and (iii) the Committee, in its sole discretion (notwithstanding any contrary provision in Section 3(f)), may:

                  (i) provide for the purchase by Household or the Acquiror of any Awards, including options granted to non-employee Directors, in cash equal to the amount that could have been received upon the exercise or realization of such Awards had the Awards been currently exercisable or payable on the day before said cash payment is made;

                  (ii) make such adjustments, including the granting of additional Awards, to any outstanding Award, including options granted to non-employee Directors, as the Committee deems appropriate to reflect the Change in Control; and

                  (iii) take such other action deemed appropriate by the Committee to ensure that the rights of participants and the Awards, including options granted to non-employee Directors, are not adversely affected by the Change in Control.

         (b) Any employee whose position with Household or any of its subsidiaries is "Materially Changed" (as defined below) or is terminated without "cause" (as defined below), within twenty-four (24) months after a Change in Control, shall be deemed to be involuntarily terminated from Household and its subsidiaries. In the event of an employee's termination as described in this
Section 11(b), notwithstanding anything to the contrary contained in the Plan or any Award agreement, (i) any options granted to the employee under the Plan following the date of such Change in Control that were outstanding immediately prior to the event causing such termination or were awarded subsequent to the event causing such termination will immediately vest in full and be exercisable in accordance with Section 5(b)(ii) of the Plan and (ii) the Restricted Period with respect to any RSRs granted to the employee under the Plan following the date of such Change in Control that were outstanding immediately prior to the event causing such termination or were awarded subsequent to the event causing such termination shall lapse and such Awards shall become payable in full without any action by the Committee or Board of Directors. In addition, upon a termination of employment described in this Section 11(b), any minimum holding period set forth in the Plan or an Award agreement shall be deemed immediately satisfied.

         (c) For purposes of this Section and to determine the rights of any participant who has an outstanding Award, the term:

            (i)  "Change in Control" means:

                 (1) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose Household or any subsidiary of Household, or any employee benefit plan of Household, or any subsidiary of Household, or any person or entity organized, appointed or established by Household for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of Household, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of Household representing twenty percent (20%) or more of the combined voting power of Household's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of Household by Household which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of Household's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such person in Household shall be deemed a Change in Control; and provided further that if the Board of Directors of Household determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of Household representing twenty percent (20%) or more of the combined voting power of Household's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of Household so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent(20%) or more of the combined voting power of Household's then outstanding securities, then no Change in Control shall be deemed to have occurred;

                 (2) during any period of two (2) consecutive years (not including any period prior to November 9, 1998) individuals who at the beginning of such two-year period constitute the Board of Directors of Household and any new director or directors (except for any director designated by a person who has entered into an agreement with Household to effect a transaction described in subparagraph (1), above, or subparagraph (3), below) whose election by the Board or nomination for election by Household's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board");

                 (3) consummation of (x) an agreement for the sale or disposition of Household or all or substantially all of Household's assets, (y) a plan of merger or consolidation of Household with any other corporation, or (z) a similar transaction or series of transactions involving Household (any transaction described in parts (x) through (z) of this subparagraph (3) being referred to as a "Business combination"), in each case unless after such a Business Combination (I) the stockholders of Household immediately prior to the Business Combination continue to own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns Household, or all or substantially all of Household's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of Household immediately prior to such Business Combination,
                      (II) no person (excluding any entity resulting from such Business Combination or any employee benefit plan
                      (or related trust) of Household or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

                 (4) approval by the stockholders of Household of a complete liquidation or dissolution of Household;

                 (5) a tender offer is made for thirty percent (30%) or more of the common stock of Household, which tender offer has not been approved by the Board of Directors of Household; or

                 (6) a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule)relating to the election or removal of 50% or more of the members of the Incumbent Board is made by any person other than Household.

            (ii) "Materially Changed" means the occurrence of one or more of the following events:

                 (1) the termination of the employee, without cause (as defined below), and other than by reason of death, permanent and total disability or retirement under the terms of a pension plan of Household or any subsidiary, or the termination by the employee within the special 60-day window period which begins 12 months after a Change in Control as provided in the employee's employment agreement;

                 (2) the employee was assigned to a position of lesser rank or status;

                 (3) the employee's annual target bonus or targeted performance unit awards were reduced and compensation equivalent in aggregate value was not substituted;

                 (4)  the employee's annual salary was reduced;

                 (5) the employee's benefits under the Household Retirement Income Plan or any successor tax qualified defined benefit plan were reduced for reasons other than to maintain its tax qualified status and such reductions were not supplemented in the Household Supplemental Retirement Income Plan or any successor plan ("HSRIP"); or the employee's benefits under HSRIP, if applicable, were reduced;

                 (6) the employee's other benefits or perquisites were reduced and such reductions were not uniformly applied with respect to all similarly situated employees; or

                 (7) the employee was reassigned to a geographical area outside of the metropolitan area in which the employee was assigned at the time of the Change in Control.

            (iii) "cause" (1) in the case of an employee who is a party to an employment, termination protection or similar agreement that defines "cause" (or words of similar import), means "cause" (or words of similar import) as defined in such agreement, and (2) in the case of any other employee, means willful and deliberate misconduct, which is detrimental in a significant way to the interests of Household or any subsidiary thereof.

         (d) Notwithstanding anything set forth in Section 11 hereof, upon the occurrence of a Change in Control the Plan may not be amended or terminated by the Committee, the Board of Directors or the stockholders of Household.

12.      Miscellaneous

         (a) The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments or deliveries of shares of Household Common Stock not yet made or required to be made to a participant by Household, nothing contained herein shall give any rights to a participant that are greater than those of a general creditor of Household. The Committee may permit the deferral of receipt of any shares of Household Common Stock to be issued under a vested Award or exercised Award or authorize the creation of trusts or other plans and arrangements to meet the obligations created under the Plan to deliver shares of Household Common Stock or payments hereunder consistent with the foregoing.

         (b) With respect to participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee or its designee fails to so comply, it shall be deemed null and void.

         (c) This Plan and each agreement with respect to an Award shall be construed and administered in accordance with the laws of the State of Delaware without giving effect to principles relating to conflict of laws.

         (d) Neither the adoption of the Plan nor any Award granted hereunder shall confer upon any participant any right to continued employment or service with Household or any subsidiary thereof, nor shall the Plan or any Award interfere in any way with the right of Household or a subsidiary to terminate the employment or relationship of any of the participants at any time.

         This document together with the Amendment of November 11, 1997, attached hereto, constitute the complete restatement of the Plan.


         IN WITNESS WHEREOF, Household International, Inc. has caused this Plan to be amended effective March 12, 2002 and its corporate seal attached hereto by its duly authorized officers.

                                      HOUSEHOLD INTERNATIONAL, INC.



Dated:  April 8, 2002                 By: /s/ Colin P. Kelly
                                      ------------------------------
                                      Colin P. Kelly
                                      Executive Vice President-
                                      Administration

ATTEST:



By: /s/ K. H. Robin
---------------------------
      Secretary

                             AMENDMENT TO THE
                     HOUSEHOLD INTERNATIONAL, INC.
          1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
                             NOVEMBER 11, 1997

On November 11, 1997 the Household International Board of Directors, upon the recommendation of the Board's Compensation Committee, adopted an amendment to the 1996 Long-Term Executive Incentive Compensation Plan (the "Plan") relating to the transferability of options granted under the Plan.

Transferability of Options Granted to Non-employee Directors and Senior Managers
--------------------------------------------------------------------------------

This amendment only applies to non-employee Directors and Senior Managers (defined under this amendment as the Chief Executive Officer and employees with a direct reporting relationship to the Chief Executive Officer) who have received or in the future receive options to purchase Household Common Stock under the Plan. This section modifies Plan Sections 5(a) and 6(e) as regards the transferability of options granted to non-employee Directors and Senior Managers; all other provisions continue to apply.

Who is Eligible

This provision only applies to non-employee Directors and Senior Managers ("Eligible Persons").

Transfer of Options; Minimum Number

Options granted under the Plan may be transferred by will or through the laws of descent and distribution. In addition, Eligible Persons may transfer their options only to family members, family trusts, and family partnerships (collectively, "Transferees"). Transferees may not retransfer any options except by will or through the laws of descent and distribution. Any option transferred to a single Transferee must represent the right to purchase a minimum of 100 shares.

Which Options May be Transferred

Eligible Persons may transfer any option, including vested and unvested portions of any award granted under the Plan. Options granted under previous benefit plans are not covered by this amendment.

Exercise

Options will vest in accordance with applicable Plan provisions. A Transferee may only exercise vested options, and only as provided in the Plan.

Taxation of Options

The Eligible Person remains liable for any income tax related to the exercise of transferred options. Income tax will be calculated as of the exercise date. The Eligible Person is solely responsible for tax liability related to any options gifted to a Transferee.

Law and Regulation

In addition to laws and regulations that apply to the Plan, the Transfer of options must be completed in accordance with securities registration and disclosure regulations applicable at the time of transfer. Eligible Persons and Transferees may be subject to certain waiting periods limiting transfer or exercise. Eligible Persons, or their agents agree to notify the Corporation at least five days before any option they own or control is exercised.